Who is Roadships Intermodal Marine Lines, LLC?

Roadships Holdings, Inc. (RDSH)
Managing Member of RIML (25%)
Mark Yonge (individual),
Managing Member of RIML (75%)
RDSH owns
25% of RIML
75% of RIML
Roadships Intermodal Marine
Lines, LLC ("RIML")

                            RIML & Crowley MO U Follows

CR0WLEY®

June 15, 2010

ROADSHIPS INTERMODAL MARINE LINES, LLC 155 Isle of Venice Dr., Suite 602

Ft. Lauderdale, FL 33301

Al I N: Mark Yonge, Managing Member

Re: Memorandum of Understanding Dear Mr. Yonge:

This Memorandum of Understanding (this "MOU") is executed for the purpose of expressing the results of preliminary discussions, and preparing for future discussions, between representatives of CROWLEY TECHNICAL SERVICE, LLC and its affiliates ("Crowley") and ROADSHIPS INTERMODAL MARINE LINES, LLC and its affiliates ("Roadships") regarding the possible design, construction supervision and operation by Crowley of U.S. Coastwise qualified Freight Vessels and related Intermodal Systems (the 'Transaction"). Crowley and Roadships agree that a preliminary review of the Transaction indicates that it is of interest to both parties.

The parties intend to continue with their due diligence review of the feasibility of the Transaction. The review will include, but not be limited to, consideration of projected costs and revenues, labor, equipment, work prospects, governmental laws and regulations, vessel design, construction time and materials and shipyard costs and availability and like factors relevant to determining the feasibility of the Transaction. It is understood that each party shall bear their own respective costs with respect to such review; provided, however, that the parties agree that Crowley shall arrange for/perform certain Naval Architecture and Operations Consulting and/or Project Engineering Services, including but limited to formulating a process-flow plan, transportation arrangements, software requirements and a logistics/intermodal mode and compatibility study and; provided further, however, that any and all costs of which consulting services during the Exclusivity Period (as that term is defined below) shall be for the account of Roadships with the understanding that such services shall be at a cost to be mutually agreed, which shall be received as a retainer by Crowley prior to performing any work related to the Transaction.

CROWLEY TECHNICAL MANAGEMENT, INC.

9487 REGENCY SQUARE BLVD. • JACKSONVILLE • FLORIDA • 32225 904.727.2200

www.crowley.com

If the parties mutually agree that the Transaction is feasible, the parties next intend to enter into negotiations with each other to conclude the terms of certain binding definitive Design, Construction Supervision and Ship management Agreements between them for the operation of the Transaction. The definitive contracts for Design, Construction Supervision and Ship management shall be negotiated from forms substantially the same as Crowley's standard agreements, draft copies of which are available to Roadships upon request.

Each party understands and agrees that this MOU is executed to evidence the good faith of the parties in proceeding to the present stage of negotiations and to continue such negotiations as outlined above. Except as set forth above, neither this MOU nor any conduct of the parties to the contrary, shall give rise to any rights or obligations enforceable at law or in equity, nor shall either party be bound to the other, with respect to this Transaction unless and until certain binding definitive Design, Construction Supervision and Ship management Agreements are entered into between the parties and then only to the extent expressly set forth in agreements.

The parties agree that neither they nor their affiliates will entertain, negotiate, discuss or solicit any other provider of technical or ship management and construction related services to perform the Transaction (or undertake any other significant transaction involving the parties' or their assets) or provide (orally or in writing) any information with respect to, or discuss any aspect of the Transaction, or this transaction, with any third party prior to December 31, 2010.

During the Exclusivity Period, Roadships and Crowley will work exclusively with each other to prepare and execute Design, Construction Supervision and Ship management Agreements, cooperate with each other to obtain all necessary third party consents, and that Roadships shall continue in its efforts to secure the necessary financing. in the event that the parties do not enter into such binding definitive Design, Construction Supervision and Ship management Agreements within the Exclusivity Period, Roadships and Crowley agree that this MOU shall thereupon terminate and be of no further force and effect. The parties may extend the Exclusivity Period by mutual consent in writing.
If Roadships is in agreement with the principle elements of the Transaction and the covenants set forth above and wishes to proceed on this basis, please sign this MOU in the space provided below and return an executed copy to us.

Very truly yours,

CROWLEY TECHNICAL SERVICES, LLC
/s/ Mike Golonka
Mike Golonka General Manager

Accepted and Agreed For and On Behalf of:
ROADSHIPS INTERMODAL MARINE LINES, LLC and its Affiliates

/s/ LLC and its Affiliates
By: LLC and its Affiliates

Mark Yonge Managing Member